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                                                                  EXHIBIT 10.8

                       MODIFICATION AND/OR EXTENSION AGREEMENT


DATE:          August 1, 1997

BORROWER:      R-B RUBBER PRODUCTS, INC.

LENDER:        KEYBANK NATIONAL ASSOCIATION

NOTE:          Dated September 1, 1995, original principal amount of
               $500,000.00.

Loan #:        121729-9501

     FOR VALUE RECEIVED. Borrower and Lender hereby agree to modify the above-referenced Loan and Promissory Note and/or Loan Agreement as follows:

     1. MODIFICATION AND/OR EXTENSION PROVISIONS.

        a. The maturity date of the loan is hereby extended to August 1, 1998.

        b. The maximum loan amount that Borrower may borrow under the Loan shall be increased to $750,000.00.

        c. Effective as of August 1, 1997, the interest rate shall change to a variable rate equal to The Lender's Announced Prime Rate (the "Index") plus one quarter percent (0.025%) per annum. The rate shall adjust daily, based on changes in the Index. Borrower shall make monthly payments of accrued interest only, beginning with the payment due on September 1, 1997, and continuing until maturity, when all outstanding principal and interest must be paid in full.

     2. CONDITIONS. The modifications and/or extension described above are subject to and conditioned upon Borrower's full satisfaction of all of the following conditions on or before, August 1, 1997, time being of the essence.

         a. There shall be no uncured event of default under the Loan, nor any event or condition which with notice or the passage of time would be an event of default thereunder.

         b. Borrower shall deliver to Lender a fully executed original of this Loan Modification and/or Extension Agreement.

         c. All expenses incurred by Lender in connection with this Agreement (including without limitation, attorney fees, recording charges for title policy update(s), escrow charges, costs of obtaining updated or additional appraisal(s) or collateral valuations, if required by Lender) shall be paid by borrower.

         d. Borrower shall pay Lender in cash an extension fee of $1,875.00.

         e. Modification of Financial Covenants and Ratios in Business Loan Agreement dated, October 29, 1996. Borrower covenants and agrees that while this Agreement is in effect, Borrower will: Maintain a ratio of Current Assets to Current Liabilities in excess of 1.10 to 1.00 measured quarterly: Maintain a minimum Tangible Net Worth of not less than $4,000,000.00, measured quarterly. Additional Financial Covenant. Maintain a minimum EBITDA/Interest + CMLTD ratio of 1.75 to 1.00 measured fiscal year end. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. CMLTD is defined as current maturities-long term debt, as stated in the last fiscal year end financial statement, payable in the current year.

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     3. GENERAL PROVISIONS.  Except as modified above, all other provisions of the Note and any other documents securing or relation to the Loan (the "Loan Documents") remain in full force and effect. All security given for the Loan and all guarantees of the Loan (as applicable) shall continue in full force. Borrower warrants and represents to Lender that it has full right, power and authority to enter into this agreement and to perform all its obligations hereunder, and that all information and material submitted to Lender in connection with this modification are accurate and complete. Borrower warrants that no default exists under the Loan Documents. Borrower reaffirms its obligation to pay the Loan in full and reaffirms the validity and enforceability of the Loan Documents, without set-off, counterclaim or defense. Borrower acknowledges that:


UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY A BANK AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THAT BANK TO BE ENFORCEABLE.

KEYBANK NATIONAL ASSOCIATION            BORROWER:
                                        R-B RUBBER PRODUCTS, INC.


________________________________________
TOM CORRY           Authorized Officer       __________________________________
                                                             AUTHORIZED OFFICER